Exhibit 10.31
WINTRUST FINANCIAL CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
     This Nonqualified Stock Option Agreement (“Agreement”) is entered into as of «Date_of_Award», between Wintrust Financial Corporation (hereinafter called the “Company”) and «Name» (hereinafter called “Key Employee”).
     WHEREAS, the Wintrust Financial Corporation 2007 Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors of Wintrust Financial Corporation and approved by the shareholders of the Company, and the Company desires to provide the Key Employee with an opportunity to acquire an equity interest in the business of the Company, and through stock ownership an increased personal interest in its continued success and progress.
     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and Key Employee agree as follows:
     1. The Company hereby grants to Key Employee the option (“Option”) to purchase an aggregate of «Shares» of the Company’s Common Shares, no par value, on the terms and conditions hereinafter set forth at the purchase price of «Strike_Price» per share. The number of shares and the price per share are subject to adjustment as provided in the Plan.
     2. It is understood that this Agreement is subject to the terms of the Plan, to which reference is hereby made for more detailed description of the terms to which the option is subject and by which reference the Plan is incorporated herein. The Plan shall control in the event there is any conflict between the Plan and this Agreement and on such matters as are not contained in this Agreement.
     3. (a) The Key Employee’s Option will vest and become exercisable as follows:

«Date_Year_1» «Date_Year_2» «Date_Year_3» «Date_Year_4» «Date_Year_5»	«Vest_Year_1» «Vest_Year_2» «Vest_Year_3» «Vest_Year_4» «Vest_Year_5»
To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

«Name»
Nonqualified Stock Option Agreement
Dated «Date_of_Award»
     (b) The Option may not be exercised at any one time for less than 500 shares or the number of shares then purchasable under the Option, whichever is less.
     (c) Unless otherwise permitted by the Committee under the terms of the Plan, during the lifetime of Key Employee the Option may be exercised only by him.
     (d) In the event of a Change in Control of the Company, as defined in the Plan, all awards still then outstanding shall vest 100%, whereupon all Options shall become exercisable in full.
     (e) Unless earlier terminated hereunder or under the Plan, the Option shall expire on «Term_Date».
     4. The Option shall not be subject to execution, collateral assignment, attachment or similar process, unless otherwise permitted by the Committee under the terms of the Plan. Any such attempted action or other disposition of the Option contrary to the provisions of the Plan shall be null and void, and in such event the Company shall have the right to terminate the Option. Such termination shall not prejudice any rights or remedies which the Company or a subsidiary corporation may have under this Agreement or otherwise.
     5. Subject to the terms and conditions of this Agreement, the Option shall be exercisable by delivery of written notice of exercise accompanied by payment of the exercise price and any applicable tax withholding in cash, shares of common stock, cash by a broker-dealer acceptable to the Company to whom the Key Employee has submitted an irrevocable notice of exercise, or a combination thereof as provided in the Plan.
     6. Key Employee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the optioned shares except to the extent that this Option shall have been exercised with respect thereto and a stock certificate issued therefore. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     7. Termination of Employment.
     (a) Termination of Employment by Reason of Death. In the event the employment of a Key Employee is terminated by reason of death, any Option that has not been exercised, including any unvested portions, shall become immediately exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Key Employee’s rights under the Option by will or by the laws of descent and distribution.

«Name»
Nonqualified Stock Option Agreement
Dated «Date_of_Award»
     (b) Termination of Employment by Reason of Disability. In the event the employment of Key Employee is terminated by reason of Disability, any Option that has not been exercised, including any unvested portions, shall become immediately exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter. For purposes of this Agreement, Disability means a permanent and total disability as determined by the Committee in good faith, upon receipt of sufficient competent medical advice.
     (c) Termination of Employment by Reason of Retirement. In the event the employment of a Key Employee is terminated by reason of retirement (as determined by the Committee), the Option to the extent then vested shall remain exercisable until the expiration date of the Options or within one year after such date of termination, whichever period is shorter, whereupon such vested portion shall expire and the unvested portion, unless extended by the Committee, shall expire upon termination of employment.
     (d) Termination of Employment for Other Reasons. If the employment of the Key Employee shall terminate for any reason other than death, Disability, retirement, or for Cause, the Option to the extent then vested shall remain exercisable until the expiration date of the Options or three months after such date of termination, whichever period is shorter, whereupon such vested portion shall expire and the unvested portion shall expire upon termination of employment.
     (e) Termination of Employment for Cause. If the employment of the Key Employee shall be terminated for Cause, this Option shall expire, and the Key Employee’s rights hereunder shall be immediately terminated, upon termination of employment. For purposes of this Agreement, “Cause” shall mean the following:
(i)	misappropriation of any funds or property of the Company or its subsidiaries; or

(ii)	attempting to obtain any personal profit from any transaction in which the Key Employee has a personal financial interest, unless the Key Employee shall have first obtained the consent of the Board of Directors; or

(iii)	material neglect or refusal to perform the duties reasonably assigned to the Key Employee given the Key Employee’s current job description; or

(iv)	participating in a course of conduct which is injurious to the Company or its subsidiaries, as interpreted by the Board of Directors; or

(v)	being convicted of a felony; or

(vi)	being adjudicated a bankrupt; or

(vii)	suspension due to the direction of any authorized bank regulatory agency.
To the extent that there is a dispute arising over the application of the definition of Cause, the Committee or the Board of Directors of the Company shall have the authority to interpret and apply such definitions in a reasonable manner.

«Name»
Nonqualified Stock Option Agreement
Dated «Date_of_Award»
     8. Each notice relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at its office, 727 North Bank Lane, Lake Forest, Illinois 60045, attention of the President, or at such other address designated by the Company. All notices to Key Employee or other person or persons then entitled to exercise the Option shall be delivered to Key Employee or such other person or persons at Key Employee’s address as it then appears on the Company’s records.
     9. Any dispute or disagreement which shall arise under, as a result of, or in any way shall relate to the interpretation or construction or this Agreement shall be determined by the Committee or by the Board of Directors of the Company (or any successor corporation), and any such determination shall be final, binding and conclusive for all purposes.
     10. This agreement shall be governed by laws of the State of Illinois and shall inure to the benefit of and be binding upon the Company and its successors and assigns and Key Employee and Key Employee’s heirs, executors, administrators and successors.
Wintrust Financial Corporation by:

Edward J. Wehmer, President	Date

Key Employee:

«Name»	Date

Attest

David A. Dykstra	Date